Thomas D. Salus Senior Counsel PPL Two North Ninth Street Allentown, PA 18101-1179 Tel. 610.774.7445 Fax 610.774.6726 tdsalus@pplweb.com

EXHIBIT 5.1

June 14, 2004

PPL Energy Supply, LLC

Two North Ninth Street

Allentown, Pennsylvania 18101-1179

Ladies and Gentlemen:

I am Senior Counsel of PPL Services Corporation, an affiliate of PPL Energy Supply, LLC, a limited liability company organized under the laws of the State of Delaware (the “Company”). I have acted as counsel to the Company in connection with the proposed issuance and sale from time to time of up to $500,000,000 in aggregate principal amount of unsecured and unsubordinated debt securities (“Debt Securities”) of the Company, such Debt Securities to be issued under an Indenture, as amended and supplemented by one or more supplements (the “Indenture”), of the Company to JPMorgan Chase Bank (formerly known as The Chase Manhattan Bank), as trustee (the “Trustee”), as contemplated by the Registration Statement on Form S-3 (the “Registration Statement”) proposed to be filed by the Company with the Securities and Exchange Commission on or about the date hereof for the registration of the Debt Securities under the Securities Act of 1933, as amended (the “Act”), and for the qualification under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), of the Indenture.

I have examined such corporate records, certificates and other documents and have reviewed such questions of law as I have considered necessary or appropriate for purposes of the opinions expressed below. Based on such examination and review, I advise you as follows:

I am of the opinion that the Debt Securities will be legal, valid and binding obligations of the Company, enforceable in accordance with their terms, subject, as to enforcement, to laws relating to or affecting generally the enforcement of creditors’ rights, including, without limitation, bankruptcy and insolvency laws, and to general principles of equity, when:

(a) the Registration Statement, as it may be amended, shall have become effective under the Act, and the Indenture shall have become qualified under the Trust Indenture Act;

PPL Corporation Page 2	June 14, 2004

(b) the Company’s Board of Managers, or a duly authorized committee thereof (“Company Board”), shall have taken such action as may be necessary to authorize the Company’s issuance and sale of the Debt Securities on the terms set forth in or contemplated by the Registration Statement, as it may be amended, and any prospectus supplements relating to the Debt Securities, and to authorize the proper officers of the Company to take such other action as may be necessary in connection with the consummation of the issuance and sale of the Debt Securities from time to time;

(c) the Company shall have duly established the terms of the Debt Securities and executed the Debt Securities in accordance with the applicable provisions of the Indenture and all necessary corporate authorizations;

(d) the Trustee shall have duly authenticated the Debt Securities, in accordance with the applicable provisions of the Indenture; and

(e) the Company shall have issued, sold and delivered the Debt Securities to the purchasers thereof against payment therefor, all as contemplated by, and in conformity with, the acts, proceedings and documents referred to above.

The foregoing opinions do not pass upon the matter of compliance with “blue sky” laws or similar laws relating to the sale or distribution of the Debt Securities by any underwriters or agents.

I hereby authorize and consent to the use of this opinion as Exhibit 5.1 to the Registration Statement, and authorize and consent to the references to me under the caption “Validity of the Debt Securities” in the Registration Statement and in the prospectus constituting a part thereof.

I am a member of the Pennsylvania Bar and do not hold myself out as an expert on the laws of any other state. The opinions expressed herein are limited to the laws of the Commonwealth of Pennsylvania. As to all matters governed by the laws of the State of New York, I have relied upon the opinion of even date herewith of Dewey Ballantine LLP, counsel for the Company, which is being filed as Exhibit 5.2 to the Registration Statement.

Without my prior written consent, this opinion may not be furnished or quoted to, or relied upon by, any other person or entity for any purpose.

Very truly yours,

/s/    Thomas D. Salus

Thomas D. Salus